                                                                    Exhibit 4(b)

REGISTERED                                             REGISTERED
No. R-1                                                U.S. $200,000,000
                                                       CUSIP ___________

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

               Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                            THE LUBRIZOL CORPORATION

               The Lubrizol Corporation, an Ohio corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million United States Dollars (U.S. $200,000,000), on ______________, (the "Maturity Date") and to pay interest thereon at the rate of _______% per annum from _____________ until the principal hereof is paid or duly made available for payment, semiannually in arrears on the ______ day of ___________ and ___________in each year (each such date an "Interest Payment Date") commencing on ______________, 199__, and on the Maturity Date.


               -----------------------------------------------------------

               Reference is hereby made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               -----------------------------------------------------------

               IN WITNESS WHEREOF, The Lubrizol Corporation has caused this Registered Global Security to be duly executed under its corporate seal.

Dated: ___________, 1998                    THE LUBRIZOL CORPORATION

               [SEAL]                       By
                                               ---------------------------------
                                            Title:
                                                   -----------------------------
                                            By
                                               ---------------------------------
                                            Title:
                                                   -----------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF CHICAGO, as Trustee

By
   ------------------------------------------
               Authorized Officer

               This Registered Global Security is one of the duly authorized debt securities of the Issuer (the "Securities" and, individually, a "Security") issued or to be issued under and pursuant to an Indenture dated as of _________, 1998, (the "Indenture"), between the Issuer and The First National Bank of Chicago, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Indenture are hereby incorporated by reference herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This security is a Registered Global Security of a series of Securities designated as the _______% Debentures due ______ of the Issuer (the "Debentures"), limited in aggregate principal amount to U.S. $200,000,000.

               Interest on this Registered Global Security (as described below) will accrue from ________, 199__, until the principal hereof has been paid or duly made available for payment. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Registered Global Security (or one or more predecessor Registered Global Securities) is registered at the close of business on any record date applicable with respect to any Interest Payment Date, whether or not a Business Day.

               Payment of the principal of this Registered Global Security and the interest due on the Maturity Date will be made upon surrender of this Registered Global Security at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and interest on this Registered Global Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               The Trustee will maintain at its office in the Borough of Manhattan, The City of New York, a register for the registration and transfer of Debentures. Subject to the limitations, terms and conditions set forth herein and in the Indenture, this Registered Global Security may be transferred at the aforesaid office of the Trustee by surrendering this Registered Global Security for cancellation and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees, in exchange herefor, a new Registered Global Security or Registered Global Securities having identical terms and provisions and having a like aggregate principal amount in authorized denomination. Upon the occurrence of certain events specified in Section 2.8 of the Indenture, this Registered Global Security is exchangeable at the office of the Trustee for definitive registered Debentures without coupons of authorized denominations in an equal aggregate principal amount and having identical terms and provisions as the surrendered Registered Global Security.

               All Registered Global Securities presented for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee and executed by, the registered Holder or by the Holder's attorney duly authorized in writing. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.

               In case an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that, prior to any such declaration of acceleration, the Holders of a majority in aggregate principal amount outstanding of all series of Securities as to which an Event of Default has occurred and is continuing (voting as a single class) may on behalf of the

Holders of all such Securities waive any past default or Event of Default and its consequences, except for a default in the payment of the principal of or interest on any of the Securities.

               The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series issued under such Indenture then outstanding and affected, voting as one class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the Holders of the Securities of each series so affected; PROVIDED that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding Security affected thereby, (i) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable, or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy, or impair the right to institute suit for the enforcement of any payment on any Security when due or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Indenture, the consent of the Holders of which is required for any such modification.

               No provision of this Registered Global Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Registered Global Security at the time, place and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Registered Global Security.

               The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Registered Global Security (whether or not this Registered Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

               No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

               This Registered Global Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               All terms used in this Registered Global Security, which are defined in the Indenture and not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

               Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Registered Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Registered Global Security, and all rights thereunder, hereby irrevocably constituting and appointing

------------------------------------------------------------------------------
attorney to transfer such security on the books of the Issuer, with full power of substitution in the premises.


Dated:                             Signature:
       ---------------                       -----------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Registered Global Security in every particular without alteration or enlargement or any change whatsoever.